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                                                                EXHIBIT 99(d)


                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

        I consent to become a director of ErgoBilt, Inc. immediately after the closing of its initial public offering. I also consent to the use of my name and information I provided about myself in the registration statement on Form S-1 for the initial public offering.

Date: October 14, 1996             Signature:     /s/ DREW CONGLETON
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                                  Printed Name:       Drew Congleton
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